UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2015 (February 1, 2015)

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of February 1, 2015, EmCare, Inc. (“EmCare”), a wholly-owned subsidiary of Envision Healthcare Holdings, Inc. (the “Company”), consummated its previously announced acquisition of Vista Staffing Solutions, Inc. (“Vista”) pursuant to the terms of the Stock Purchase Agreement, dated as of January 19, 2015 (the “Purchase Agreement”), by and among EmCare, the Company, Vista, and On Assignment, Inc. (the “Seller”).  EmCare acquired from the Seller all of the issued and outstanding shares of capital stock of Vista for $123 million in cash, subject to certain post-closing adjustments (the “Transaction”).  Vista, based in Salt Lake City, Utah, is a leading provider of physician contract staffing, or locums tenens coverage, and permanent placement services for physicians, nurse practitioners and physician assistants, to hospitals, medical practices and government agencies (the “Business”).  Following the consummation of the Transaction, Vista became a wholly-owned subsidiary of EmCare.

The Purchase Agreement contained customary representations, warranties and covenants by each party, including covenants with respect to the conduct of Vista prior to the completion of the Transaction and compliance with applicable laws and regulations.  Additionally, the Seller agreed to certain non-competition restrictions with respect to the Business for three-years after the closing of the Transaction, and agreed not to solicit employees or customers of Vista for three-years after the closing.  EmCare and the Seller also agreed to indemnify each other for breaches of representations, warranties and covenants, and other specified matters.  Prior to closing, the parties received notice of early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The Company funded the purchase price for the Transaction with available cash.

Item 9.01.  Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired.

(b)                                 Pro Forma Financial Information.

The Company is required to file the financial statements and information required by Items 9.01(a) and (b) of Form 8-K by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.  Consistent with Securities and Exchange Commission guidance, the Company intends to reevaluate the “significance” of the Transaction at such time, using the Company’s financial statements for the year ended December 31, 2014 (the “2014 Financial Statements”).  The Company expects to file the 2014 Financial Statements with its Annual Report on Form 10-K before the financial statements and information required by Items 9.01(a) and (b) must be filed by amendment to this Current Report on Form 8-K.  As a result, the Company may determine that the Transaction is not “significant” and thus that it is not required to amend this report to file such financial statements and information.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

February 4, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

3